
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund II and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                    6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                      21,954,031
<SECURITIES>                                         0
<RECEIVABLES>                                  174,882<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              22,834,448<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                22,834,448<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (174,236)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,336,171
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,510,407)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,510,407)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,510,407)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $88,382 and due from DWR of $86,500.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $705,535.
<F3>Liabilities include redemptions payable of $290,622, accrued management fees of $75,705 and accrued administrative expenses of $47,232.
<F4>Total revenues includes realized trading revenue of $(299,219), net change in unrealized of $(450,880) and interest income of $575,863.


